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                              VARIABLE TERMS LETTER

                                                        February 3, 1997

First Mortgage Corporation
3230 Fallow Field Drive
Diamond Bar, California 91765

Attn:     Mr. Clement Ziroli, Chief Executive Officer

Gentlemen:

This Variable Terms Letter constitutes the Variable Terms Letter referred to in and a supplement to that certain Master Mortgage Loan Warehousing and Security Agreement (the "Agreement") dated as of April 30, 1992, and will confirm certain terms and conditions of the lending arrangements between First Mortgage Corporation (the "Borrower") and Sanwa Bank California, a California corporation with a state banking license ("Bank"), set forth therein. Capitalized terms are used herein (including any exhibits and schedules hereto), unless otherwise defined herein, with the same meanings as in the Agreement.

Credit Limit:  $15,000,000.00.

Sub-Credit Limits:   Allocation A: Up to the full amount of the Credit Limit for funding FHA-insured, VA-guaranteed and FNMA/FHLMC-conforming conventional Eligible Mortgage Loans, each of which Eligible Mortgage Loans: (i) is subject to a first priority deed of trust (or mortgage) on the Property, (ii) is covered by a Take-Out Commitment and (iii) is of a type of Mortgage Loan which has been pre-approved by the investor issuing the applicable Take-Out Commitment prior to the inclusion of such Eligible Mortgage Loan in the Borrowing Base.

               Allocation B: Up to $10,000,000.00 of the Credit Limit for funding conventional Eligible Mortgage Loans conforming to all underwriting and other requirements of FNMA and FHLMC  except  as to  original  principal balance, each of which Eligible  Mortgage
 Loans:  (i)  is  subject to a first priority deed  of  trust  (or mortgage)  on  the  Property,  (ii)  is  covered  by  a  Take-Out
 Commitment (iii) is of a type of Mortgage Loan which has been pre-
 approved   by  the  investor  issuing  the  applicable   Take-Out
 Commitment prior to the inclusion of such Eligible Mortgage  Loan in the Borrowing Base, and (iv) has an original principal balance
 not   exceeding   $700,000.00.  Up  to  $3,000,000.00   of   this
 $10,000,000.00   sub-limit  shall  be   available   for   funding
 conventional   Eligible   Mortgage  Loans   conforming   to   all
 underwriting and other requirements of FNMA and FHLMC  except  as to  original  principal balance, each of which Eligible  Mortgage
 Loans:  (i)  is  subject to a first priority deed  of  trust  (or mortgage)  on  the  Property,  (ii)  is  covered  by  a  Take-Out
 Commitment (iii) is of a type of Mortgage Loan which has been pre-
 approved   by  the  investor  issuing  the  applicable   Take-Out
 Commitment prior to the inclusion of such Eligible Mortgage Loan in the Borrowing Base, (iv) has an original principal balance over $700,000.00 but not exceeding $1,000,000.00 and (v) has been pre-approved by the Bank which approval shall be on a case-by-
case basis.

               Allocation C: Up to $5,000,000.00 of the Credit Limit for funding FHA-insured, VA-guaranteed and FNMA/FHLMC-conforming conventional Eligible Mortgage Loans, or Eligible Mortgage Loans conforming to all underwriting and other requirements of FNMA and FHLMC except for having an original principal balance not exceeding
               $700,000.00, each of which Eligible Mortgage Loans: (i) is subject to a first priority deed of trust (or mortgage) on the Property, and (ii) is not, at the time such Eligible Mortgage Loan is submitted for inclusion in the Borrowing Base, covered by a Take-Out Commitment.

Purchased
Loan Sub-limit:     Not applicable.

Pled2ed Loan Sub-limit:  $5,000,000.00.

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Permitted Pledge
Period:        Two business days.

Maturity Date: August 31, 1997.

Prevailing Interest
Rate: Prevailing Interest Rate, During the term hereof, Loans outstanding hereunder shall bear interest at a per annum rate equal to the Reference Rate plus zero percent (0.0%) (such advances shall hereinafter be referred to as "Reference Rate Advances"); however, for any monthly period, to the extent average daily Available Deposits are maintained with Bank by the Borrower (or by an Affiliate of the Borrower as designated by Bank) during such monthly period, such loans in an amount equal to such average daily Available Deposits shall bear interest at a rate of interest equal to one and one quarter percent (1.25%) per annum (such advances shall hereinafter be referred to as "Deposit Based Advances").

               In addition to Reference Rate Advances and Deposit Based Advances, the Bank hereby agrees to make Loans to the Borrower, at the Borrower's election, at a fixed rate (the "Fixed Rate") for such period of time that the Bank may quote and offer, provided that any such period of time shall not exceed thirty
               (30)  days  (the "Interest Period"), and provided that  any  such period of time does not extend beyond the Maturity date for advances in the minimum amount of $250,000.00, (such advances shall hereinafter be referred to as "Fixed Rate Advances"). For Fixed Rate Advances, the interest rate for the Fixed Rate shall be a percentage approximately equivalent to one and one quarter percent (1.25%) per annum in excess of the rate which the Bank determines in its sole and absolute discretion to be equal to the Bank's cost of acquiring funds (adjusted for any and all assessments, surcharges and reserve requirements pertaining to the borrowing or purchase by the Bank of such funds) in an amount approximately equivalent to the amount of the relevant Fixed Rate Advance and for a period of time approximately equal to the relevant Interest Period; The Bank shall provide the Borrower with a statement of the Borrowers' Fixed Rate Advances, which statement shall be considered to be correct and conclusively binding on the Borrower unless the Borrower notifies the Bank to the contrary within 10 days after the Borrower's receipt of any such statement which it deems to be incorrect.

               Notice of Election to Adjust Interest Rate, Upon telephonic notice which shall be received by the Bank at or before 12:00 p.m. (California Time) on a business day, the Borrower may elect:

               1. That the interest on a Reference Rate Advance or Deposit Based Advance shall be adjusted to accrued at the Fixed Rate; provided however, that such notice shall be received by the Bank no later than one business day prior to the day (which shall be a business day) on which Borrower requests that interest be adjusted to accrue at the Fixed Rate.

               2. That interest on a Fixed Rate Advance shall continue to accrue at a newly quoted Fixed Rate or shall be adjusted to commence to accrue at the Reference Rate; provided, however that such notice shall be received by the Bank no later than one business day prior to the last day of the Interest Period pertaining to such Fixed Rate Advance. If the Bank shall not have received notice as prescribed herein of the Borrower's election that interest on any Fixed Rate Advance shall continue to accrue at the Fixed Rate, Borrower shall be deemed to have elected that interest thereon shall be adjusted to accrue at the Reference Rate upon the expiration of the Interest Period pertaining to such Fixed Rate Advance.

               Prohibition Against Prepayment of Fixed Rate Advances, Notwithstanding anything to the contrary in the Agreement, no prepayment shall be made on any Fixed Rate Advance except on a day which is the last day of the Interest Period pertaining thereto. If the whole of any part of any Fixed Rate Advance is prepaid by reason of acceleration or otherwise, the Borrower shall, upon the Bank's request, promptly pay to and indemnify the Bank for all costs and any loss (including interest) actually incurred by the Bank and any loss (including loss of profit resulting from the re-employment of funds) sustained by the Bank as a consequence of such prepayment.

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               Indemnification of Fixed Rate Costs.  During any period  of  time in which interest on any Fixed Rate Advance is accruing on the basis of the Fixed Rate, the Borrower shall, upon the Bank's request, promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any future assessment reserve, deposit or similar requirements or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any directive or requirement of any regulatory authority pertaining or relating to funds used by the Bank in quoting and determining the Fixed Rate.

               Conversion from Fixed Rate to Reference Rate. In the event that the Bank shall at any time determine that the accrual of interest on the basis of the Fixed Rate (i) is infeasible because the Bank is unable to determine the Fixed Rate due to the unavailability of U.S. dollar deposits, contracts or certificates of deposit in an amount approximately equal to the amount of the relevant Balance and for a period of time approximately equal to the relevant Interest Period; or (ii) is or has become unlawful or infeasible by reason of the Bank's compliance with any new law, rule, regulation, guideline or order, or any new interpretation of any present law, rule, regulation, guideline or order, then the Bank shall give telephonic notice thereof (confirmed in writing) to the Borrower, in which event any Fixed Rate Advance shall be deemed to be a Reference Rate Advance and interest shall thereupon immediately accrue at the Reference Rate.

Contact Office:     Sanwa Bank California insurance and Financial Services, LA
               CBC
               601 South Figueroa Street (W8-6)
               Los Angeles, CA 90017
               Attn:     John C. Hyche

Funding Account:    Account No. 2068-01106

Statement Date:     March 31, 1996.

Interim Date:  December 31, 1996.

Required Monthly
Reports: Bank will have received monthly by the thirtieth day of each calendar month, each dated as of the last day of the preceding calendar month, (i) an Adjusted Net Worth, Financial Statement and Loan Covenant Compliance Report in the form of Exhibit C hereto (ii) an Inventory Aging Certificate in the form of Exhibit D hereto (iii) a Pipeline Position and Commitment Status Report in the form of Exhibit G hereto and (iv) a Servicing Delinquency and Closed Loan Production Report in the form of Exhibit J hereto. With the prior written consent of Bank, any of the above reports may be in a form otherwise acceptable to Bank.

Required Fees: Collateral Handling: The Borrower agrees to pay Bank,  from  time to time promptly upon delivery of a billing statement a collateral handling fee in the amount of $10.00 per Mortgage Loan submitted by the Borrower for inclusion in the Borrowing Base.

Permissible Warehouse
Period: 90 days for Eligible Mortgage Loans which meet the criteria set forth under Allocation A or Allocation C. 60 days for Eligible Mortgage Loans which meet the criteria set forth under Allocation B which have an original principal balance not exceeding $700,000.00. 30 days for Eligible Mortgage Loans which meet the criteria set forth in Allocation B and have an original principal balance over $700,000.00 but not exceeding $1,000,000.00.

Minimum Permitted
Current Ratio: 1.08 to 1.0.

Minimum GAAP
Net Worth:     $15,000,000.00.

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Adjusted Net Worth
Portfolio Percentage:         1.00%

Minimum Permitted
Adjusted Net Worth:    $25,000,000.00.

Minimum Permitted
Servicing Portfolio:   $ 1,000,000,000.00 on and after the date of the
Agreement.

Maximum Permitted
Leverage Ratio:        Borrower will not at any time permit the ratio of the
Borrower's Indebtedness
                            (excluding Subordinated Debt) to the sum of (x) the
                       Borrower's Tangible Net Worth plus (y) its Subordinated
                       Debt, to exceed 8.0 to 1.0.

Maximum Permitted
Adjusted Leverage Ratio: Borrower will not at any time permit the ratio of the Borrower's Indebtedness
                            (excluding Subordinated Debt) to the sum of (x) the
                       Borrower's Adjusted Net Worth plus (y) its Subordinated Debt to exceed 5.0 to 1.0.

Types of Eligible Collateral
Mortgage Loans:        Eligible Mortgage Loans, each representing a one to four
                       family residential Mortgage Loan, which loan is insured by the FHA-guaranteed by the VA or conforms to all underwriting and other requirements of FHLMC, except as
                       (i) permitted above in Allocation B as to original principal balance.

Collateral Value of
the Borrowing Base:  (a)  As  to  each Mortgage Loan which is  FHA-insured,  VA-
               guaranteed or FHLMC conforming, ninety-nine percent (99%) of the lesser of: (1) the weighted average net unfilled purchase price of all Take-Out Commitments held by the Borrower under which such Mortgage Loan could be sold (assuming the simultaneous shipment of all other Mortgage Loans owned by the Borrower) as represented in the most recent Pipeline Position and Commitment Status Report submitted to Bank, multiplied by the unpaid principal balance of such Mortgage Loan, and (2) the unpaid principal balance of such Mortgage Loan.

               (b)) As to each Mortgage Loan which conforms to all underwriting and other requirements of FNMA and FHLMC except (A) as to original principal balance where the original principal balance does not exceed $700,000.00, ninety-five percent (95%) or (B) as to original principal balance where the original principal balance exceeds $700,000.00 but does not exceed $ 1,000,000.00, ninety-five percent (95%) of the lesser of (1) the weighted average net unfilled purchase price of all Take-Out Commitments held by the Borrower under which such Mortgage Loan could be sold (assuming the simultaneous shipment of all other Mortgage Loans owned by the Borrower) as represented in the most recent Pipeline Position and Commitment Status Report submitted to Bank, multiplied by the unpaid principal balance of such Mortgage Loan, and (2) the unpaid principal balance of such Mortgage Loan.

               (c) As to each Mortgage Loan which is FHA-insured, VA-guaranteed or FNMA/FHLMC conforming except that it is not, at the time such Eligible Mortgage Loan is submitted for inclusion in the Borrowing Base, covered by a Take-Out Commitment, ninety-five percent (95%) of the unpaid principal balance of such Mortgage Loan.

Collateral     The  Collateral shall consist of the personal property  described more particularly on the Collateral Schedule attached hereto as Exhibit E.

Addresses for
Purpose of The Borrower:

               First Mortgage Corporation
               3230 Fallow Field Drive
               Diamond Bar, California 91765
               Attn:     Mr. Clement Ziroli





Bank:

Sanwa Bank California
Insurance & Financial Services, LA CBC
601 South Figueroa Street (W8-6)
Los Angeles, California 90017
Attn:     Mr. John C. Hyche

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Exceptions:                  The following provisions of the Agreement are
hereby modified as follows:

               (a) The second sentence of Paragraph I(F) shall be amended in its entirety to read as follows:

                    "In addition to all other payment obligations of the Borrower hereunder, upon verbal demand by the Bank (which verbal demand shall be confirmed in writing) from time to time, the Borrower shall repay to Bank within three (3) days of Bank's verbal demand (i) the amount by which ninety-seven (97%) of the aggregate principal amount of Loans outstanding hereunder exceeds the Fair Market Value of the Borrowing Base."

               (b) The words "the failure to comply with which could have a material adverse affect on the Borrower's business, operations, property or financial or other condition" are hereby added to the last line of Paragraph V(C) immediately before the period.

               (c) The words "Within ninety (90) days in Paragraph VI(A)(1) are hereby deleted and replaced with the words "Within one hundred twenty (120) days".

               (d) Paragraph VI(B)(1) shall be amended in its entirety to read as follows: "Within thirty (30) days after the last day of each month, an Adjusted Net Worth/Financial Statement/Covenant Compliance Report as of the last day of such month.

               (e) Paragraph VI(B)(2) shall be amended in its entirety to read as follows:: "No later than the thirtieth day of each calendar month and at such other times as Bank may reasonably request each as of the last day of the immediately preceding calendar month:
               (i) a Pipeline Position Report and (ii) a Servicing Delinquency and Closed Loan Production Report."

               (f) Paragraph VI(B)(3) shall be amended in its entirety to read as follows: "Promptly, such additional financial and other information, including but not limited to (i) a Borrowing Base Certificate, and (ii) Borrower's Form 10-Q and 10-K within 60 days and 120 days respectively after the end of each of the Borrower's quarters.

               (g) Each of Paragraph VII(D), (F), and (G) are hereby deleted and replaced with the words "intentionally omitted."

               (h) Paragraph VII(E) is hereby amended to read: Borrowers' payment of dividends may not exceed an amount equal to fifty percent (50%) of Borrowers' net income (after taxes) on a quarterly basis.

               (i) The  word "Tangible" in Paragraph VII(J)(3) is hereby deleted and replaced with the word "GAAP".

               (j) The  words "Servicing Delinquency Report" are hereby  deleted wherever they appear in the Loan Documents and replaced with the words "Servicing Delinquency and Closed Loan Production Report."

               (k) The definition of "Fair Market Value" in Paragraph X shall be amended in its entirety to read as follows: "shall mean at any date the fair market value of any Collateral at such date, as determined by Bank using the FNMA sixty (60) day forward fixed and adjustable rates plus 0.25%for conventional loans and the dealer market sixty (60) day forward rate plus 0.50% for mortgage backed securities (i.e. FHA/VA Loans) as quoted by Knight Ridder Financial Information or Telerate Systems, Inc."

               (l) Subparagraph (n) of the definition of "Eligible Mortgage
                   Loan" is hereby deleted and replaced with the following:
                   "(n) The date of the promissory note is no earlier than thirty days prior to the date said Mortgage Loan is first included in the Borrowing Base.







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               (m)  Section (c)(3) of the definition of "Tangible Net Worth"  in
               Paragraph  X  is hereby deleted and replaced with the  following:
               "(3) loans to, or investments in, affiliates (with the exception of the Borrower's note receivable dated February 1, 1991, from Fin-West Group with an existing principal balance of $250,000 and any renewals or extensions thereof."

                (n) The words "hold Take-Out Commitments in less than an aggregate amount necessary to provide for the sale of all closed Mortgage Loans owned by the Company" are hereby deleted and replaced with the words "hold Take-Out Commitments in less than an aggregate amount necessary to provide for the sale of all closed Mortgage Loans included in the Borrowing Base less the aggregate amount of Eligible Mortgage Loans which meet the criteria set forth under Allocation C.

Additional requirements   The Borrower warrants that is will at all times remain
                an approved seller/servicer for each of FNMA and FHLMC.

                Notwithstanding any provision herein or under the Agreement to the contrary, every agreement and warranty of the Borrower herein (including., without limitation, any of the above additional requirements) shall be deemed to be an agreement under and pursuant to the Agreement.

Exhibits Attached:                  A:  Form of Promissory Note.
                    B: Delivery Procedures and exhibits thereto.
                    C: Certification re Adjusted Net Worth, Etc.
                    D: borrowing Base and Inventory Aging Certificate.
                    E: Collateral Schedule.
                    F: Loan Request Form.
                    G: Pipeline Position and Commitment Status Report.
                    H: Form of Pledge Agreement.
                    1: Required Collateral Documents.
                       Servicing Delinquency and Closed Loan Production Report.

If the above meets your approval, please so indicate by executing and returning to Bank the enclosed copy of this Variable Terms Letter.

                                Very truly yours,

                                         SANWA BANK CALIFORNIA
                                         a California corporation with
                                         a state banking license

                                         By:
                                         Name: John C. Hyche
                                         Title:  Vice President

AGREED TO AND ACCEPTED as of this
3rd day of February, 1997.

FIRST MORTGAGE CORPORATION,
a California corporation

By:
Name:
Title: